LA JOLLA COVE INVESTORS, INC. 1795 UNION STREET, 3rd FLOOR SAN FRANCISCO, CALIFORNIA 94123 TELEPHONE: (415) 409-8703 FACSIMILE: (415) 409-8704 E-MAIL: LJCI@PACBELL.NET www.ljcinvestors.com
LA JOLLA	SAN FRANCISCO

November 7, 2006

James Bickel

S3 Investment Company, Inc.

43180 Business Park Drive, Suite 202

Temecula, California 92590

Dear James:

Reference is made to the Warrant to Purchase Common Stock (“Warrant”) for 4,000,000,000 shares issued by S3 Investment Company, Inc. (“Company”) to La Jolla Cove Investors, Inc. (“Holder”), and the Continuing Personal Guaranty (“Guaranty”) issued by James Bickel to Holder regarding the Warrant, both dated as of June 2, 2006. All terms used herein and not otherwise defined herein shall have the definitions set forth in the Warrant.

Pursuant to a letter agreement dated June 1, 2006 between the Company and Holder, the Company delivered 100,000,000 shares (“Shares”) of the Company to Holder. It is hereby agreed that Holder shall be entitled to retain the Shares.

The Company shall return to Holder the $100,000 Premium, by issuing a Promissory Note to Holder in the amount of $100,000, and shall issue an additional 100,000,000 shares of the Company (the “Additional Shares”) to Holder.

Holder agrees that, notwithstanding the rules promulgated under Rule 144 of the Securities Act of 1933, it will not sell, transfer, hypothecate or otherwise dispose of a combination of Shares or Additional Shares in an amount exceeding 18% of the daily volume, which may be cumulated.

The Warrant and Guaranty are hereby cancelled and Holder releases all of its interest in, and waives all of its rights under, the Warrant and Guaranty.

Sincerely,

/s/ Travis W. Huff

Travis W. Huff

Portfolio Manager

S3 Investment Company, Inc.

/s/ James Bickel

James Bickel

By: James Bickel

Title: Chief Executive Officer and President